Exhibit 99.1

NEWS RELEASE

NOVAGOLD Files First Quarter 2025 Report with Strong Treasury to Advance Donlin Gold Activities for Long-Term Value Creation

April 1, 2025 – Vancouver, British Columbia – NOVAGOLD RESOURCES INC. (“NOVAGOLD” or “the Company”) (NYSE American, TSX: NG) today filed its 2025 first quarter report and provided an update on its Tier One1 gold development project, Donlin Gold, which NOVAGOLD owns equally with Barrick Gold Corporation (“Barrick”).

Details of the financial results for the quarter ended February 28, 2025, are presented in the consolidated financial statements and quarterly report on Form 10-Q filed on April 1, 2025, that is available on the Company’s website at www.novagold.com, on SEDAR+ at www.sedarplus.ca, and on EDGAR at www.sec.gov.

As detailed in the above filings, NOVAGOLD held approximately $93 million in cash and term deposits as of February 28, 2025, and reported net first quarter cash expenditures of $8.3 million — including $3.6 million to fund NOVAGOLD’s share of the Donlin Gold project and $3.8 million in corporate general and administrative costs. As NOVAGOLD is a development-stage company with no production, the Company reported earnings of ($9.1) million and earnings per share of ($0.03) for the first quarter of 2025, reflecting expenditures in line with budget.

In the first quarter of 2025 the following milestones were achieved at Donlin Gold:

Commenced the 2025 field program with camp opening in February, followed by the start of drilling in March after quarter end. A total of approximately 15,000 meters of drilling is planned, primarily focused on grid drilling to further develop the modifying factors (which are considerations used to convert mineral resources to mineral reserves) and mine planning input parameters.

Collaborated with Donlin Gold, Calista Corporation (“Calista”), and The Kuskokwim Corporation (TKC) on critical ecological, educational and cultural awareness initiatives — including increased government affairs engagement with state representatives, information sharing about the project, and emphasis on its importance to Alaska and the Yukon-Kuskokwim (Y-K) region.

President’s Message

In the first quarter of 2025, Donlin Gold LLC made significant progress on key activities including, among others, the commencement of the Donlin Gold field program and its infrastructure support, and the successful opening of camp in February — with drilling now underway with a crew of 45 on site (70% of which are from the region). This year’s program includes three rigs that will drill some 15,000 meters, primarily focused on grid drilling to further develop the modifying factors and input parameters and assumptions for future mine planning and schedule work. These efforts further advance Donlin Gold and continue to provide direct exposure to gold through one of the largest known undeveloped gold assets globally2 — located in Alaska, a stable, Tier One, and mining-friendly jurisdiction3.

1 NOVAGOLD defines a Tier One gold development project as one with a projected production life of at least 10 years, annual projected production of at least 500,000 ounces of gold, and average projected cash costs over the production life that are in the lower half of the industry cost curve.

2 Per S&P Global Market Intelligence, as of March 2025, Donlin Gold is ranked 4th in Measured and Indicated contained ounces, inclusive of Mineral Reserves, among primary gold development projects.

3 Per the Mining Journal Intelligence – World Risk Report 2024, Alaska ranks 13th globally on the Investment Risk Index and received an AA rating, the highest rating category awarded.

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Strengthening Partnerships and Supporting the Y-K Region’s Environmental and Social Initiatives

In the first quarter of 2025, NOVAGOLD and Donlin Gold staff travelled to Juneau to meet with members of the Alaska State Legislature, and to Washington, D.C., joined by Barrick staff, to meet with Alaska’s congressional delegations to share information about Donlin Gold and to reinforce the project’s importance to Alaska and the Y-K region. Donlin Gold also presented to the Alaska House of Representatives’ Energy Committee, as well as to the Resources committees of both the House and Senate, to outline the Donlin Gold project’s energy requirements and to discuss Alaska’s environmental standards.

In January, meaningful collaboration was deepened with the Native Village of Napaimute, with Donlin Gold extending financial assistance to maintain the Kuskokwim River Ice Road — a pivotal winter infrastructure that ensures the safe transport of residents to community events and serves as a conduit of economic activity for the Kuskokwim River communities. Additionally, Donlin Gold pursued its support of and participation in the Alaska Safe Riders initiative, which promotes the secure use of snowmachines, all-terrain vehicles, and recreational off-road vehicles.

Financial assistance was also provided to Camp Fire Alaska, an organization dedicated to offering summer camps and programs to youth in rural communities across Alaska. Activities included music, sports, science, field trips, and numerous outdoor recreation opportunities.

Throughout the first quarter, Donlin Gold maintained its dedication to backing local community sports initiatives, exemplified by its sponsorship of the Donlin Gold Basketball Tournament held at the Bethel Regional High School, and of Y-K mushers Isaac Underwood, Mike Williams Jr., and Pete Kaiser, the 2019 Iditarod champion and a Donlin Gold employee. Mr. Kaiser, who hails from Bethel, is the first Yup’ik musher and fifth Alaska Native to win an Iditarod championship. He also recently won his ninth Kuskokwim 300 — a point of tremendous pride for NOVAGOLD.

Upholding Current Permits and Working to Secure Key State Approvals

Donlin Gold continued to support the state and federal agencies defending their permits in litigation. The 401 Water Quality Certification, water rights permits and state pipeline Right-of-Way (ROW) in state court have been fully briefed and argued in State court, with decisions anticipated in 2025.

On September 30, 2024, a Federal court upheld the federal agencies’ analysis on two of the three issues raised in a challenge to Donlin Gold’s Joint Record of Decision, 404 permit, and pipeline ROW. However, the court ruled that the federal agencies should have evaluated a larger theoretical release from the project’s tailings storage facility as part of its National Environmental Policy Act (NEPA) analysis. Briefing on the appropriate remedy to address the court’s decision on this issue was completed in late March 2025 and oral argument has been scheduled for April 14, 2025.

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Advancing Donlin Gold for All Stakeholders, Providing Direct Exposure to Gold, through a Unique Asset4

Donlin Gold is one of the largest known undeveloped gold assets in the world5, with approximately 39 million ounces of gold in Measured and Indicated Resources at a grade of 2.24 grams per tonne6 — twice the industry average7. Projected to produce over one million ounces annually8, Donlin Gold enjoys considerable exploration upside potential — with only three kilometers of an eight-kilometer mineralized belt explored to date. NOVAGOLD believes it is ideally positioned to become a cost-effective9, long-term open-pit producer located in a safe mining jurisdiction backed by strong community and state support.

NOVAGOLD Outlook

Looking ahead, NOVAGOLD is well-prepared to fund its share of activities for the next two years at current spending levels. We remain committed to maximizing the project's potential and advancing Donlin Gold’s activities for long-term value creation.

We extend our heartfelt gratitude to our colleagues, partners and shareholders for their unwavering support. We remain dedicated to fulfilling our commitments and achieving new milestones. To our shareholders: your trust in our long-term vision drives us to keep striving for excellence and securing impactful results. We are extremely grateful for your steadfast engagement and counsel. At NOVAGOLD, we are indeed dedicated to building a legacy of both partnership and value creation. As stewards of the Company, we apply ourselves — every single day, with immense rigor and sense of responsibility — to executing our strategy and to enhancing the value of the Donlin Gold project for the benefit of all stakeholders.

Lastly, I wish to express our sincere thanks to Donlin Gold, Calista and TKC for their continued collaboration, as well as to our esteemed Board of Directors for their guidance and diligence.

Sincerely,

Gregory A. Lang

President and CEO

4 Per S&P Global Market Intelligence as of March 2025, Donlin Gold is ranked 8th in ounces contained within Measured and Indicated Mineral Resources, inclusive of Mineral Reserves, contained ounces among primary gold deposits.

5 Per S&P Global Market Intelligence as of March 2025, Donlin Gold is ranked 4th in Measured and Indicated contained ounces, inclusive of Mineral Reserves, among primary gold development projects.

6 Donlin Gold data as per the report titled “NI 43-101 Technical Report on the Donlin Gold project, Alaska, USA” with an effective date of June 1, 2021 (the “2021 Technical Report”) and the report titled “S-K 1300 Technical Report Summary on the Donlin Gold Project, Alaska, USA” (the “S-K 1300 Technical Report Summary”), dated November 30, 2021. Donlin Gold possesses Measured Resources of approximately 8 Mt grading 2.52 g/t and Indicated Resources of approximately 534 Mt grading 2.24 g/t, each on a 100% basis and inclusive of Mineral Reserves, of which approximately 4 Mt of Measured Resources and approximately 267 Mt of Indicated Resources inclusive of Reserves is attributable to NOVAGOLD through its 50% ownership interest in Donlin Gold LLC. Exclusive of Mineral Reserves, Donlin Gold possesses Measured Resources of approximately 1 Mt grading 2.23 g/t and Indicated Resources of approximately 69 Mt grading 2.44 g/t, of which approximately 0.5 Mt of Measured Resources and approximately 35 Mt of Indicated Resources exclusive of Mineral Reserves is attributable to NOVAGOLD. Donlin Gold possesses Proven Reserves of approximately 8 Mt grading 2.32 g/t and Probable Reserves of approximately 497 Mt grading 2.08 g/t, each on a 100% basis, of which approximately 4 Mt of Proven Reserves and approximately 249 Mt of Probable Reserves is attributable to NOVAGOLD. Mineral Reserves and Resources have been estimated in accordance with NI 43-101 and S-K 1300.

7 As of March 2025, S&P Global Market Intelligence reports that the global industry average grade for open-pit and underground gold deposits with over 1 million ounces in Measured and Indicated Mineral Resources, inclusive of Mineral Reserves, is 1.03 g/t. In comparison, Donlin Gold’s grade is 2.24 g/t, more than double the industry average.

8 Donlin Gold data as per the 2021 Technical Report and the S-K 1300 Technical Report Summary detailed in footnote 6 above, with anticipated average annual production of 1.1 million gold ounces over 27 years on a 100% basis.

9 Donlin Gold data as per the 2021 Technical Report and the S-K 1300 Technical Report Summary detailed in footnote 6 above, with anticipated life of mine operating gold cash cost of $635 per ounce. Peer data per S&P Global Market Intelligence as of March 2025, Donlin Gold ranks in the lower half of the industry cost curve.

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Liquidity and Capital Resources

In the first quarter of 2025, cash and cash equivalents decreased by $8.3 million, primarily to fund our share of Donlin Gold and for corporate administrative expenses.

Cash used in operating activities and funding of Donlin Gold in the first quarter of 2025 were generally unchanged from the comparable prior year period. During the first quarter of 2025, the Company received approximately $1 million in cash proceeds from the disposal of a marketable security investment previously held by the Company, following its acquisition.

	As of	As of
	February 28, 2025 $	November 30, 2024 $
Cash and term deposits	92,969	101,224
Total assets	102,027	109,753

All amounts are in thousands U.S. dollars unless otherwise stated.

2025 Outlook

NOVAGOLD’s budgeted cash expenditures in fiscal year 2025 are approximately $37.5 million, including $21.5 million to fund the Donlin Gold project, and $16 million for corporate general and administrative costs.

NOVAGOLD’s main objectives include continuing to advance Donlin Gold toward a feasibility study and a subsequent construction decision; maintaining a favorable reputation of NOVAGOLD and its Donlin Gold project among shareholders; promoting strong community outreach and sustainability culture; upholding highest safety and environmental performance; and managing the Company’s treasury effectively and efficiently. Our operations primarily relate to the delivery of project milestones, including achieving various technical, environmental, sustainable development, economic and legal objectives, securing necessary permits and maintaining those received in good standing, advancing to a feasibility study, preparing engineering designs and the financing to fund these objectives.

Conference Call & Webcast Details

NOVAGOLD’s conference call and webcast to discuss these results will take place today at 8:00 am PT (11:00 am ET). The webcast and conference call-in details are provided below.

The video webcast and conference call-in details are provided below.

Video Webcast:	www.novagold.com/investors/events/
North American callers:	1-833-752-3655
International callers:	1-647-846-8520

NOVAGOLD’s quarterly reporting schedule for the remainder of 2025 will be as follows:

Annual General Meeting of Shareholders – Thursday, May 15, 2025; the meeting will be held at 4 p.m. ET / 1 p.m. PT.

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Q2 2025 – Tuesday, June 24, 2025; quarterly results and a Donlin Gold project update will be released before market open, and a conference call and webcast will be held at 11 a.m. ET / 8 a.m. PT.

Q3 2025 – Tuesday, September 30, 2025; quarterly results and a Donlin Gold project update will be released before market open and a conference call and webcast will be held on

About NOVAGOLD

NOVAGOLD is a well-financed precious metals company, solely focused on the responsible and sustainable development of its flagship Donlin Gold project in Alaska, one of the safest mining jurisdictions in the world3. The Donlin Gold project, owned in equal partnership with Barrick, is positioned to be one of the world’s largest gold mines, with approximately 39 million ounces of gold in the Measured and Indicated Mineral Resource (541 million tonnes at an average grade of approximately 2.24 grams per tonne, on a 100% basis) categories, inclusive of Proven and Probable Mineral Reserves. According to the 2021 Technical Report and the S-K 1300 Technical Report Summary, Donlin Gold is expected to produce an average of approximately one million ounces of gold over a 27-year mine life on a 100% basis6. Exploration potential exists beyond the designed footprint of the Donlin Gold open pit, which currently covers three kilometers of an approximately eight-kilometer-long gold-bearing trend. Current activities at the Donlin Gold project are focused on state permitting, engineering studies, community and government engagement, and other environmental, educational and cultural initiatives.

NOVAGOLD Contacts:

Mélanie Hennessey

Vice President, Corporate Communications

604-669-6227 or 1-866-669-6227

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Cautionary Note Regarding Forward-Looking Statements

This media release includes certain “forward-looking information” and “forward-looking statements” (collectively “forward-looking statements”) within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include future-oriented financial information or financial outlook within the meaning of securities laws, including information regarding NOVAGOLD’s anticipated expenditures. Such information is intended to assist readers in understanding NOVAGOLD’s current expectations and plans relating to the future. Such information may not be appropriate for other purposes. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “estimates”, “potential”, “possible”, and similar expressions, or statements that events, conditions, or results “will”, “may”, “could”, “would” or “should” occur or be achieved. Forward-looking statements are necessarily based on several opinions, estimates and assumptions that management of NOVAGOLD considered appropriate and reasonable as of the date such statements are made, are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause the actual results, activity, performance, or achievements to be materially different from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, included herein are forward-looking statements. These forward-looking statements include statements regarding the anticipated timing of certain judicial and/or administrative decisions; the 2025 outlook; the timing and potential for commencing a new feasibility study on the Donlin Gold project; the results of future feasibility studies; our goals and expenditures for 2025; ongoing support provided to key stakeholders including Native Corporation partners; Donlin Gold’s continued support for the state and federal permitting process; sufficiency of working capital; the potential development and construction of the Donlin Gold project; the timing and ability for the Donlin Gold project to hit critical milestones; the ability for the Tier One gold development project to hit the anticipated projections; the sufficiency of funds to continue to advance development of Donlin Gold, including to a construction decision; perceived merit of properties; mineral reserve and mineral resource estimates; gold price performance; Donlin Gold’s ability to secure the permits needed to construct and operate the Donlin Gold project in a timely manner, if at all; legal challenges to Donlin Gold’s existing permits and the timing of decisions in those challenges; whether the Donlin Gold LLC board will continue to advance the Donlin Gold project safely, socially responsibly and to sustainably generate value for our stakeholders; continued cooperation between the owners of Donlin Gold LLC to advance the project; the Company’s ability to deliver on its strategy with the Donlin Gold project, increasing shareholder and stakeholder wealth; the success of the strategic mine plan for the Donlin Gold project; the success of the Donlin Gold community relations plan; the outcome of exploration drilling at the Donlin Gold project and the timing thereof; the completion of test work and modeling and the timing thereof. In addition, any statements that refer to expectations, intentions, projections or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements are not historical facts but instead represent the expectations of NOVAGOLD management’s estimates and projections regarding future events or circumstances on the date the statements are made. Important factors that could cause actual results to differ materially from expectations include the need to obtain additional permits and governmental approvals; the timing and likelihood of obtaining and maintaining permits necessary to construct and operate; the need for additional financing to explore and develop properties and availability of financing in the debt and capital markets; disease pandemics; uncertainties involved in the interpretation of drill results and geological tests and the estimation of reserves and resources; changes in mineral production performance, exploitation and exploration successes; changes in national and local government legislation, taxation, controls or regulations and/or changes in the administration of laws, policies and practices, expropriation or nationalization of property and political or economic developments in the United States or Canada; the need for continued cooperation between Barrick and NOVAGOLD for the continued exploration, development and eventual construction of the Donlin Gold property; the need for additional capital if NOVAGOLD determined to proceed with an updated feasibility study on its own; the need for cooperation of government agencies and Native groups in the development and operation of properties; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, disease pandemics, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, ore grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; whether or when a positive construction decision will be made regarding the Donlin Gold project; and other risks and uncertainties disclosed in NOVAGOLD’s most recent reports on Forms 10-K and 10-Q, particularly the “Risk Factors” sections of those reports and other documents filed by NOVAGOLD with applicable securities regulatory authorities from time to time. Copies of these filings may be obtained by visiting NOVAGOLD’s website at www.novagold.com, or the SEC’s website at www.sec.gov, or on SEDAR+ at www.sedarplus.ca. The forward-looking statements contained herein reflect the beliefs, opinions and projections of NOVAGOLD on the date the statements are made. NOVAGOLD assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

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